PepGen Reports First Quarter 2025 Financial Results and Recent Corporate Highlights

– Reported positive DM1 patient data with mean splicing correction of 29.1% following a single dose of PGN-EDODM1 at 10 mg/kg –

– FREEDOM-DM1 data from 15 mg/kg cohort expected in the second half of 2025 –

– CONNECT1-EDO51 data from 10 mg/kg cohort expected in the third quarter of 2025 –

BOSTON— May 8, 2025-- PepGen Inc. (Nasdaq: PEPG), a clinical-stage biotechnology company advancing the next generation of oligonucleotide therapies with the goal of transforming the treatment of severe neuromuscular and neurological diseases, today reported financial results and recent corporate highlights for the quarter ended March 31, 2025.

“Our EDO platform’s unique ability to efficiently deliver oligonucleotides into the nuclei of cells is the foundation of our differentiated pipeline, with promising clinical data from two programs underscoring what we believe to be the broad potential of our technology,” said James McArthur, PhD, President and CEO of PepGen. “This is a pivotal and catalyst-rich 12 months for PepGen and for our DM1 and DMD clinical programs. Following the highly encouraging initial results from our FREEDOM-DM1 study reported in February, demonstrating potentially best-in-class splicing correction after a single therapeutic dose, we look forward to sharing data from the 15 mg/kg cohort in the second half of the year. We also expect to report dystrophin production data from the 10 mg/kg cohort of our CONNECT1-EDO51 study in patients with DMD in the third quarter. Collectively, we believe these data will build on the body of evidence supporting our platform’s promise. Additionally, during the first quarter, we have undertaken various measures to extend our cash runway while prioritizing delivering on our key clinical milestones.”

Recent Program Updates

PGN-EDODM1: Myotonic Dystrophy Type 1 (DM1)

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Phase 1 FREEDOM-DM1 Single Ascending Dose (SAD) Randomized, Placebo-Controlled Clinical Trial of PGN-EDODM1:
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In February, the Company reported positive initial clinical data from the 5 mg/kg and 10 mg/kg dose cohorts from the ongoing FREEDOM trial. At day 28 following a single dose, PGN-EDODM1 was observed to have a favorable emerging safety profile and robust, dose-dependent splicing correction in the 5 and 10 mg/kg dose cohorts.
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PepGen expects to report safety, 28-day splicing and functional benefit data from the 15 mg/kg cohort during the second half of 2025.

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Phase 2 FREEDOM2-DM1 Multiple Ascending Dose (MAD) Randomized, Placebo-Controlled Clinical Trial of PGN-EDODM1:
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The Company expects to report results from the 5 mg/kg cohort of the FREEDOM2 trial in the first quarter of 2026.

PGN-EDO51: Duchenne Muscular Dystrophy (DMD)

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Phase 2 CONNECT1-EDO51 Open-Label MAD Clinical Trial of PGN-EDO51:
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PepGen expects to report additional safety as well as dystrophin production data from the 10 mg/kg cohort of the CONNECT1 trial in DMD patients in the third quarter of 2025.

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Phase 2 CONNECT2-EDO51 MAD Clinical Trial of PGN-EDO51:
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In March 2025, the Company announced its voluntary decision to pause the Phase 2 CONNECT2 trial in DMD patients until it can review results from the 10 mg/kg cohort in the ongoing Phase 2 CONNECT1 trial.

Corporate Updates

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In March 2025, PepGen announced that Lisa Wyman and Mitchell H. Finer, PhD, joined the Company’s Board of Directors. Each are industry veterans bringing decades of executive and operational experience in life sciences to the Company.
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In March 2025, the Company gave two oral presentations and presented five posters at the 2025 Muscular Dystrophy Association (MDA) Clinical & Scientific Conference. The oral presentations featured data from the ongoing CONNECT1 clinical trial in DMD and the FREEDOM clinical trial in DM1.
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In May 2025, the Company made an oral presentation and presented two posters at the 2025 Myotonic Dystrophy Foundation (MDF) Conference. PepGen also presented at the 5th Edition of Euro-DyMA's Pharma Day, held in conjunction with the MDF Conference. These presentations highlighted the recently announced FREEDOM clinical data in DM1, as well as proof-of-mechanism preclinical results for PGN-EDODM1.

Financial Results for the Three Months Ended March 31, 2025

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Cash, Cash Equivalents and Marketable Securities were $97.8 million as of March 31, 2025. Based on currently planned operations, the Company believes that its existing cash, cash, equivalents, and marketable securities will be sufficient to fund its operations for at least 12 months from the date of this release.
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Research and Development Expenses were $25.4 million for the three months ended March 31, 2025, compared to $14.7 million for the same period in 2024.
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General and Administrative Expenses were $5.9 million for the three months ended March 31, 2025, compared to $5.1 million for the same period in 2024.
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Net Loss was $30.2 million, or $(0.92) basic and diluted net loss per share, for the three months ended March 31, 2025, compared to $18.0 million, or $(0.63) basic and diluted net loss per share, for the same period in 2024. PepGen had approximately 32.7 million shares outstanding on March 31, 2025.

Upcoming Potential Milestones

3Q 2025: CONNECT1-EDO51 data from 10 mg/kg cohort expected

2H 2025: FREEDOM-DM1 data from 15 mg/kg cohort expected

1Q 2026: FREEDOM2-DM1 data from the 5 mg/kg cohort expected

About PGN-EDODM1

PGN-EDODM1, PepGen's investigational candidate in development for the treatment of DM1, utilizes the Company's proprietary Enhanced Delivery Oligonucleotide (EDO) technology to deliver a therapeutic oligonucleotide that is designed to restore the normal splicing function of MBNL1, a key RNA splicing protein. DM1 is a progressively disabling, life-shortening genetic disorder. DM1 is estimated to affect 40,000 people in the United States, and over 74,000 people in Europe. The U.S. Food and Drug Administration has granted PGN-EDODM1 both Orphan Drug and Fast Track Designations for the treatment of patients with DM1.

About PGN-EDO51

PGN-EDO51, PepGen's investigational candidate in development for the treatment of DMD, utilizes the Company's proprietary EDO technology to deliver a therapeutic oligonucleotide that is designed to target the root cause of this devastating disease. PGN-EDO51 is designed to skip exon 51 of the dystrophin transcript, an established therapeutic target for approximately 13% of DMD patients, thereby aiming to restore the open reading frame and enabling the production of a truncated, yet functional dystrophin protein. The U.S. Food and Drug Administration has granted PGN-EDO51 both Orphan Drug and Rare Pediatric Disease Designations for the treatment of patients with DMD amenable to an exon-51 skipping approach.

About PepGen

PepGen is a clinical-stage biotechnology company advancing the next generation of oligonucleotide therapies with the goal of transforming the treatment of severe neuromuscular and neurological diseases. PepGen’s EDO platform is founded on over a decade of research and development and leverages cell-penetrating peptides to improve the uptake and activity of conjugated oligonucleotide therapeutics. Using these EDO peptides, we are generating a pipeline of oligonucleotide therapeutic candidates designed to target the root cause of serious diseases.

For more information, please visit PepGen.com. Follow PepGen on LinkedIn and X.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These statements may be identified by words such as “aims,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “plans,” “possible,” “potential,” “seeks,” “will,” and variations of these words or similar expressions that are intended to identify forward-looking statements. Any such statements in this press release that are not statements of historical fact may be deemed to be forward-looking statements. These forward-looking statements include, without limitation, statements regarding the therapeutic potential and safety profile of our product candidates, including, based on early data, PGN-EDODM1 and PGN-EDO51, the expected timing for additional data reports from our FREEDOM Phase 1 trial and CONNECT1 Phase 2 trial and initial data from our FREEDOM2 Phase 2 trial, ongoing and planned regulatory interactions, and our financial resources and expected cash runway.

Any forward-looking statements in this press release are based on current expectations, estimates and projections only as of the date of this release and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to risks related to: delays or failure to successfully initiate or complete our ongoing and planned development activities for our product candidates, including PGN-EDODM1 and PGN-EDO51; our ability to enroll patients in our clinical trials, including FREEDOM, FREEDOM2 and CONNECT2; that our interpretation of clinical and preclinical study results may be incorrect, or that we may not observe the levels of therapeutic activity in clinical testing that we anticipate based on prior clinical or preclinical results, including for PGN-EDODM1 and PGN-EDO51; our product candidates, including PGN-EDODM1 and PGN-EDO51, may not be safe and effective or otherwise demonstrate safety and efficacy in our clinical trials; adverse outcomes from our regulatory interactions, including delays in regulatory review, clearance to proceed or approval by regulatory authorities with respect to our programs, including clearance to commence planned clinical studies of our product candidates, or other regulatory feedback requiring modifications to our development programs, including in each case with respect to our FREEDOM, FREEDOM2, CONNECT1 and CONNECT2 clinical trials; changes in regulatory framework that are out of our control; unexpected increases in the expenses associated with our development activities or other events that adversely impact our financial resources and cash runway; and our dependence on third parties for some or all aspects of our product manufacturing, research and preclinical and clinical testing. Additional risks concerning PepGen’s programs and operations are described in our most recent annual report on Form 10-K and quarterly report on Form 10-Q that are filed with the SEC. PepGen explicitly disclaims any obligation to update any forward-looking statements except to the extent required by law.

This release discusses PGN-EDODM1 and PGN-EDO51, investigational therapies that have not been approved for use in any country and is not intended to convey conclusions about their efficacy or safety. There is no guarantee that PGN-EDODM1, PGN-EDO51 or any other investigational therapy will successfully complete clinical development or gain regulatory authority approval.

Investor Contact

Laurence Watts

New Street Investor Relations

laurence@newstreetir.com

Media Contact

Julia Deutsch

Lyra Strategic Advisory, LLC

Jdeutsch@lyraadvisory.com

Condensed Consolidated Statements of Operations

(unaudited, in thousands)

	Three Months Ended March 31,
	2025	2024
Operating expenses:
Research and development	$ 25,378	$ 14,732
General and administrative	5,943	5,066
Total operating expenses	$ 31,321	$ 19,798
Operating loss	$ (31,321)	$ (19,798)
Other income (expense)
Interest income	1,122	1,735
Other (expense) income, net	(3)	43
Total other income, net	1,119	1,778
Net loss before income tax	$ (30,202)	$ (18,020)
Income tax expense	—	—
Net loss	$ (30,202)	$ (18,020)
Net loss per share, basic and diluted	$ (0.92)	$ (0.63)
Weighted-average common stock outstanding, basic and diluted	32,674,720	28,656,401

Condensed Consolidated Balance Sheets

(unaudited, in thousands)

	March 31, 2025 (unaudited)	December 31, 2024
Assets
Cash, cash equivalents and marketable securities	$ 97,781	$ 120,191
Other assets	29,612	30,692
Total assets	$ 127,393	$ 150,883
Liabilities and stockholders’ equity
Liabilities	$ 35,588	$ 32,263
Stockholders’ equity	91,805	118,620
Total liabilities and stockholders’ equity	$ 127,393	$ 150,883